Second Amendment of
                                GATX Corporation
                   1995 Long Term Incentive Compensation Plan


         WHEREAS,   GATX   Corporation   (the  "Company")   maintains  the  GATX
Corporation 1995 Long Term Incentive Compensation Plan (the "1995 Plan"); and

         WHEREAS, the Plan has been amended by the Board of Directors of GATX Corporation on December 5, 1997.

         Consistent with such resolutions the Plan is hereby amended as follows:

         1. Paragraph VIII-1 thereof is deleted in its entirety, and is substituted in its place:

                  Special Acceleration. Notwithstanding any other provisions of the Plan, a Special Acceleration of awards outstanding under the Plan shall occur with the effect set forth in paragraph VIII-2 at any time when there is a change in the beneficial ownership of the Company's voting stock or a change in the composition of the Company's Board of Directors which occurs as follows:

                  (1) any "person" [as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")] other than:

                           (A) a trustee or other fiduciary of securities held under an employee benefit plan of the Company;

                           (B) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Company; or

                           (C) any person in which the Executive has a substantial equity interest;

                           is or becomes a beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of stock of the Company representing 20% or more of the total voting power of the Company's then outstanding stock;

                  (2) a tender offer is made for the stock of the Company by a person other than a person described in subparagraph (1)(A), (B) or (C) and one of the following occurs:

                           (A) the person making the offer owns or has accepted for payment stock of the Company representing 20% or more of the total voting power of the Company's stock; or

                           (B) three business days before the offer is to terminate (unless the offer is withdrawn first) such person could own, by the terms of the offer plus any shares owned by such person, stock representing 50% or more of the total voting power of the Company's outstanding stock when the offer terminates;

                  (3) during any period of two consecutive years there shall cease to be a majority of the Company's Board of Directors comprised as follows: individuals who at the beginning of such period constitute the Board of Directors and any new director(s) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

                  (4) the stockholders of the Company approve a merger or consolidation of the Company with any other company other than:

                           (A) such a merger or consolidation which would result in the Company's voting stock outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting stock of the surviving entity) more than 70% of the combined voting power of the Company's or such surviving entity's outstanding voting stock immediately after such merger or consolidation; or

                           (B) such a merger or consolidation which would result in the directors of the Company who were directors immediately prior thereto continuing to constitute at least 50% of the directors of the surviving entity immediately after such merger or consolidation.

                           For purposes of this paragraph (4), "surviving entity" shall mean only an entity in which all of the Company's stockholders become stockholders by the terms of such merger or consolidation, and the phrase "directors of the Company who were directors immediately prior thereto" shall not include:

                           (A) any director of the Company who was designated by a person who has entered into an agreement with the Company to effect a transaction described in this paragraph or in paragraph (2) above; or

                           (B) any director who was not a director at the beginning of the 24-consecutive-month period preceding the date of such merger or consolidation;

                           unless his election by the Board of Directors or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors before the beginning of such period.

                  With respect to any Participant with whom the Company has entered into an Agreement for Continued Employment Following a Change of Control of Disposition of a Subsidiary, a Special Acceleration of awards outstanding under the Plan with the effect set forth in paragraph VIII-2 as to such Participant shall occur if such Participant's employment is terminated or constructively terminated, and as a result thereof such Participant becomes entitled to termination payments under such agreement.

         2. The first sentence of Paragraph II - 4 is hereby deleted thereof in its entirety the following is inserted in its place:

                  Each Incentive Stock Option granted to a Participant shall terminate on the earlier of (a) the tenth anniversary of the Option Date or, (b) subject to the provisions of the following sentence, three (3) months (or such other period of time as may be determined by the Committee in its discretion) after the date the Participant's employment by the Company and its subsidiaries is terminated for any reason.

         3. The first sentence of Paragraph III - 4 is deleted in its entirety, and the following is inserted in its place:

                  Each Non-Qualified Stock Option granted to a Participant shall terminate on the earlier of (a) the tenth anniversary of the Option Date or, (b) subject to the provisions of the following sentence, three months (or such other period of time as may be determined by the Committee in its discretion) after the date the Participant's employment by the Company and its subsidiaries is terminated for any reason.

         4. The first sentence of Paragraph IV - 5 is deleted in its entirety, and the following is inserted in its place:

                  Each Stock Appreciation Right granted to a Participant shall terminate on the earlier of (a) the tenth anniversary of the Option Date or, (b) subject to the provisions of the following sentence, three months (or such other period of time as may be determined by the Committee in its discretion) after the date the Participant's employment by the Company and its subsidiaries is terminated for any reason.



                                                  /s/ William L. Chambers
                                                ---------------------------
                                                      William L. Chambers
                                                 Vice President, Human Resources